UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 21, 2020

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, STE 400

Dallas, TX 75254

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 21, 2020, ComSovereign Holding Corp. (the “Company,” “we,” “us,” or “our company”) entered into an Agreement and Plan of Merger and Reorganization dated as of May 21, 2020 (the “Merger Agreement”) among our company and our wholly-owned subsidiaries, CHC Merger Sub 7, Inc. (“Merger Sub I”) and VNC Acquisition LLC (“Merger Sub II”), Virtual Network Communications Inc., a Virginia corporation (“VNC”), and Mohan Tammisetti, solely in his capacity as the representative of the security holders of VNC, pursuant to which, subject to the terms and conditions of the Merger Agreement and as part of a two-step merger transaction, Merger Sub will first merge with and into VNC (the “Initial Merger”), whereupon the separate corporate existence of Merger Sub I shall cease and VNC will continue as the surviving corporation of the Initial Merger as a wholly-owned subsidiary of our company. Immediately following the Initial Merger, VNC will merge with and into Merger Sub II and Merger Sub II will continue as the surviving company as a wholly-owned subsidiary of our company.

In connection with the Initial Merger, all of the issued and outstanding capital stock of VNC will be automatically cancelled and converted into the right to receive aggregate merger consideration consisting of (i) $2,000,000 in cash (the “Cash Consideration”), (ii) 16,000,000 shares of our common stock, par value $0.0001 per share (the “Stock Consideration”), and (iii) our payment at closing of up to $1,000,000 of outstanding payables of VNC. The Cash Consideration will be reduced by the amount of VNC payables we satisfy at closing in excess of $1,000,000, if any, and a portion of the Stock Consideration will be reallocated on a share-for-share basis by the number of shares of our common stock underlying options and warrants we issue at closing to holders of outstanding options and warrants of VNC in replacement of such VNC options and warrants. An aggregate of 4,000,000 shares of the Stock Consideration will be held in an escrow fund for purposes of satisfying any post-closing indemnification claims of the current VNC security holders under the Merger Agreement.

VNC is an EDGE telecom access radio developer and provider of both 4G LTE/Advanced and 5G capable radio equipment. Additionally, VNC has virtualized and patented an entire LTE Advanced network core solution that we believe eliminates much of the costly backbone equipment of telecom networks. VNC also has developed and is currently selling a rapidly-deployable network system that can be combined with the tethered aerostats and drones offered by our Drone Aviation subsidiary and enabled and operated in nearly any location in the world.

The Merger Agreement contains customary representations, warranties and covenants of our company, on one hand, and VNC, on the other hand, including, among others, covenants by VNC with respect to the operations of VNC during the period between execution of the Merger Agreement and the closing of the transactions contemplated by the Merger Agreement (the “Closing”). The Merger Agreement also provides that each party will indemnify the other party following the Closing for breaches of the warranties and covenants of such party, as well as certain other matters, subject to certain specified limitations, including, among other things, limitations on the period during which a party may make certain claims for indemnification and limitations on the amounts for which a party may be liable.

Pursuant to the Merger Agreement, the Closing is conditioned upon, among other things, our company raising a minimum of $3 million of gross proceeds from the sale of our debt or equity securities and other customary closing conditions. The Merger Agreement also provides for limited termination rights, including, among others, by the mutual consent of our company and VNC, upon certain breaches of representations, warranties, covenants or agreements, and in the event the Closing has not been consummated before June 15, 2020, subject to the ability of the parties to extend under certain circumstances.

We and VNC intend, for U.S. federal income tax purposes, that the mergers contemplated by the Merger Agreement will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and the Merger Agreement was adopted as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference thereto.

The Merger Agreement has been filed as an exhibit hereto to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about our company or VNC. The representations, warranties and covenants set forth in the Merger Agreement were made solely between the parties to the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Agreement and Plan of Merger and Reorganization, dated as of May 21, 2020, among the Registrant. CHC Merger Sub 7, Inc., VNC Acquisition, LLC, Virtual Network Communications Inc. and the Stockholders’ Representative Named Therein.

*	Schedules, exhibits and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2020	COMSOVEREIGN HOLDING CORP.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer

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